Exhibit 99.1

SYSTEMAX REPORTS FOURTH QUARTER 2018 FINANCIAL RESULTS

-Industrial Generates Sales of $217.7 Million, Growth of 12% Over Prior Year-
- Board Increases Quarterly Dividend to $0.12 -

PORT WASHINGTON, NY, February 26, 2019 – Systemax Inc. (NYSE: SYX) today announced financial results for the fourth quarter ended December 31, 2018.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended December 31,		Year Ended December 31,
GAAP Results**	2018	2017	2018	2017
Net sales	$217.7	$194.5	$896.9	$791.8
Gross profit	$73.0	$65.3	$307.7	$273.2
Gross margin	33.5%	33.6%	34.3%	34.5%
Operating income	$13.9	$11.2	$61.7	$45.7
Operating margin	6.4%	5.8%	6.9%	5.8%
Net income from continuing operations	$12.3	$ 32.6 [1]	$49.5	$ 65.5 [1]
Net income per diluted share from continuing operations	$0.33	$0.86	$1.31	$1.74
Net income (loss) from discontinued operations	$0.8	$1.2	$175.2	$(25.1)
Net income (loss) per diluted share from discontinued operations	$0.02	$0.03	$4.62	$(0.67)
Non-GAAP Results**
Operating income	$12.3	$12.0	$62.3	$49.4
Operating margin	5.6%	6.2%	6.9%	6.2%
Net income from continuing operations	$9.8	$7.7	$47.0	$32.2
Net income per diluted share from continuing operations	$0.26	$0.20	$1.24	$0.86

1.
Includes $21.8 million and $20.0 million, respectively, of income tax benefits primarily related to the reversal of valuation allowances against the Company's deferred tax assets and the impacts of U.S. tax reform enacted in Q4 of 2017.

Fourth Quarter 2018 Financial Summary:

•	Consolidated sales increased 11.9% to $217.7 million in U.S. dollars. On a constant currency basis, average daily sales increased 12.1%.

•	Consolidated operating income grew 24.1% to $13.9 million compared to $11.2 million last year. On a Non-GAAP basis, consolidated operating income grew 2.5% to $12.3 million.

•
Net income per diluted share from continuing operations declined 61.6% to $0.33. The fourth quarter of 2017 comparative period includes a tax benefit of $21.8 million primarily related to the reversal of valuation allowances against the Company's deferred tax assets and the impacts of U.S. tax reform enacted in Q4 of 2017.

•	Non-GAAP net income per diluted share from continuing operations grew 30.0% to $0.26.

•	Net income per diluted share from discontinued operations was $0.02.

Year Ended 2018 Financial Summary:

•	Consolidated sales increased 13.3% to $896.9 million in U.S. dollars. On a constant currency basis, average daily sales increased 13.3%.

•	Consolidated operating income grew 35.0% to $61.7 million compared to $45.7 million last year. On a Non-GAAP basis, consolidated operating income grew 26.1% to $62.3 million.

•
Net income per diluted share from continuing operations declined 24.7% to $1.31. The full year 2017 comparative period includes a tax benefit of $20.0 million primarily related to the reversal of valuation allowances against the Company's deferred tax assets and the impacts of U.S. tax reform enacted in Q4 of 2017.

•	Non-GAAP net income per diluted share from continuing operations grew 44.2% to $1.24.

•
Net income per diluted share from discontinued operations was $4.62, primarily related to the $160.5 million book gain recognized on the sale of the Company's France business and the inclusion of eight months of France operating results in discontinued operations in 2018.

Barry Litwin, Chief Executive Officer, said, “The Industrial Products Group delivered another year of strong sales and operating performance, with record revenue of almost $900 million, an increase of over 13% and generated improved operating margins. In addition, Systemax successfully established a single strategic focus towards organic and acquisitive growth within the industrial MRO market and declared more than $350 million in dividends to shareholders since the beginning of 2018. In the fourth quarter, Industrial continued its solid top line performance as revenue increased 11.9% with growth across product categories and sales channels.

“I joined Systemax in early January, and my first two months have been a busy and exciting time, as I have met and listened to senior leaders and associates at each of our facilities. I believe we are well-positioned to win within the rapidly changing and competitive market for industrial product distribution. The Industrial business has a strong platform that is well suited to support its future expansion. Our ability to deliver a personalized digital end-to-end and high-touch sales and customer experience, offer an innovative product and service assortment, and be a rich destination for industrial products and MRO knowledge, service, and support provide the foundation for our continued success. We remain focused on enhancing customer engagement, growing revenue, driving long term cost efficiencies and improving profitability across the business. We maintain a solid balance sheet and will continue to seek potential acquisitions that offer synergistic customer and product growth,” concluded Litwin.

At December 31, 2018, the Company had total working capital of $117.8 million, cash and cash equivalents of $295.4 million and excess availability under its credit facility of approximately $71.1 million.  At December 31, 2018, the Company reported a dividend payable of approximately $243.5 million which was subsequently paid on January 3, 2019. Net of the dividend paid the first week of January, the company maintained over $50 million of cash at year end.

The Company’s board of directors has declared a quarterly cash dividend of $0.12 per share to common stock shareholders of record at the close of business on March 11, 2019, payable on March 18, 2019.  The Company anticipates continuing a regular quarterly dividend in the future.

Earnings Conference Call Details

Systemax Inc. will provide pre-recorded remarks on its fourth quarter 2018 results today, February 26, 2019 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.

Systemax Inc. (www.systemax.com), through its operating subsidiaries, is a provider of industrial products in North America going to market through a system of branded e-Commerce websites and relationship marketers.    The primary brand is Global Industrial.

Forward-Looking Statements
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Any such statements that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance.  Forward-looking statements may include, but are not limited to statements regarding: i) projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures; ii) fluctuations in general economic conditions; iii) future operations, such as, plans relating to new distribution facilities, plans for utilizing alternative sources of supply in response to government tariffs and trade actions, and plans for new products or services; iv) plans for acquisition or sale of businesses, including expansion or restructuring plans, such as our exit from and winding down of our North American Technology Group ("NATG") and European operations; v) financing needs, and compliance with financial covenants in loan agreements; vi) assessments of materiality; vii) predictions of future events and the effects of pending and possible litigation; and viii) assumptions relating to the foregoing. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward looking statements.
Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: general economic conditions, such as customer inventory levels, interest rates, borrowing ability and economic conditions in the manufacturing industry generally, will continue to impact our business; distribution facility risks; the imposition of tariffs and other trade barriers, as well as retaliatory trade measures, have caused us to raise the prices on certain of our products and seek alternate sources of supply, which could negatively impact our sales or disrupt our operations; increases in freight and shipping costs could affect our margins to the extent the increases cannot be passed along to customers, and factors affecting the shipping and distribution of products imported to the United States by us or our domestic vendors, such as global availability of shipping containers and fuel costs;our reliance on common carrier delivery services for shipping inventoried merchandise to customers; our reliance on drop ship deliveries directly to customers by our product vendors for products we do not hold in inventory; delays in the timely availability of products from our suppliers could delay receipt of needed product and result in lost sales; our ability to maintain available capacity in our distribution operations for stocked inventory and to enable on time shipment and deliveries, such as by timely implementing additional temporary or permanent distribution resources, whether in the form of additional facilities we operate or by outsourcing certain functions to third party distribution and logistics partners; we compete with other companies for recruiting, training, integrating and retaining talented and experienced employees, particularly in markets where we and they have central distribution facilities; this aspect of competition is aggravated by the current tight labor market in the U.S.; risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; our information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed could have a material adverse effect on us; a data security breach due to our e-commerce, data storage or other information systems being hacked by those seeking to steal Company, vendor, employee or customer information, or due to employee error, resulting in disruption to our operations, litigation and/or loss of reputation or business; managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights from our vendors; meeting credit card industry compliance standards in order to maintain our ability to accept credit cards; rising interest rates, increased borrowing costs or limited credit availability, including our own ability to maintain satisfactory credit agreements and to renew credit facilities, could impact both our and our customers’ ability to fund purchases and conduct operations in the ordinary course; pending or threatened litigation and investigations, as well as anti-dumping and other government trade and customs proceedings, could adversely affect our business and results of operations; sales tax laws or government enforcement priorities may be changed which could result in e-commerce and direct mail retailers having to collect sales taxes in states where the current laws and/or prior interpretations do not require us to do so; and extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6740
mike@theplunkettgroup.com

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended on December 29, 2018 and December 30, 2017. The fourth quarter of both 2018 and 2017 included 13 weeks and the full year of both 2018 and 2017 included 52 weeks.

**On August 31, 2018, the Company closed on the sale of its France operations. Prior and current year results of these operations, along with the associated gain on the sale, have been classified as discontinued operations. On March 24, 2017, the Company closed on the sale of its European Technology Group businesses, other than its operations in France.  Prior and current year results of these divested businesses, along with the associated loss on the sale recorded in 2017, have been classified as discontinued operations. On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”). Pursuant to this transaction, the Company continues to wind down the remaining operations of NATG during 2018. Costs of the wind down in 2018 and 2017 are included in continuing and discontinued operations.

SYSTEMAX INC.
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net sales	$217.7	$194.5	$896.9	$791.8
Cost of sales	144.7	129.2	589.2	518.6
Gross profit	73.0	65.3	307.7	273.2
Gross margin	33.5%	33.6%	34.3%	34.5%
Selling, distribution and administrative expenses	59.2	54.1	245.2	227.2
Special charges (gains)	(0.1)	0.0	0.8	0.3
Operating income from continuing operations	13.9	11.2	61.7	45.7
Operating margin	6.4%	5.8%	6.9%	5.8%
Interest and other (income) expense, net	(1.0)	0.4	(1.2)	0.2
Income from continuing operations before income taxes	14.9	10.8	62.9	45.5
Provision (benefit) for income taxes	2.6	(21.8)	13.4	(20.0)
Net income from continuing operations	12.3	32.6	49.5	65.5
Net income (loss) from discontinued operations	0.8	1.2	175.2	(25.1)
Net income	$13.1	$33.8	$224.7	$40.4

Net income per common share from continuing operations:
Basic	$0.33	$0.88	$1.34	$1.77
Diluted	$0.33	$0.86	$1.31	$1.74

Net income (loss) per common share from discontinued operations:
Basic	$0.02	$0.03	$4.69	$(0.68)
Diluted	$0.02	$0.03	$4.62	$(0.67)

Net income per common share:
Basic	$0.35	$0.91	$6.03	$1.09
Diluted	$0.35	$0.89	$5.93	$1.07

Weighted average common and common equivalent shares:
Basic	37.3	37.1	37.2	37.0
Diluted	37.8	37.9	37.9	37.6

SYSTEMAX INC.
Condensed Consolidated Balance Sheets - Unaudited
(In millions)

	December 31,	December 31,
	2018	2017
Current assets:
Cash and cash equivalents	$295.4	$184.5
Accounts receivable, net	84.1	73.1
Inventories	107.3	88.2
Prepaid expenses and other current assets	10.6	3.3
Current assets of discontinued operations	0.0	145.0
Total current assets	497.4	494.1
Property, plant and equipment, net	14.9	14.0
Goodwill, intangibles and other assets	17.7	31.8
Long term assets of discontinued operations	0.0	11.5
Total assets	$530.0	$551.4

Current liabilities:
Accounts payable and accrued expenses	$136.1	$146.6
Dividend payable	243.5	55.7
Current liabilities of discontinued operations	0.0	113.5
Total current liabilities	379.6	315.8
Deferred tax liability	0.1	0.1
Other liabilities	12.6	19.9
Long term liabilities of discontinued operations	0.0	3.8
Shareholders’ equity	137.7	211.8
Total liabilities and shareholders’ equity	$530.0	$551.4

SYSTEMAX INC.
Reconciliation of Segment and Consolidated GAAP Operating Income (Loss) from Continuing Operations to Segment and Consolidated Non-GAAP Operating Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Industrial Products	$19.4	$14.4	$82.6	$69.6
Technology Products - NA	0.0	0.1	(0.8)	(0.6)
Corporate and Other	(5.5)	(3.3)	(20.1)	(23.3)
GAAP operating income	13.9	11.2	61.7	45.7

Non-GAAP adjustments:
Industrial Products:
One time benefit from state audit settlements, net of impairment charge recorded on certain intangible assets	(3.1)	0.0	(3.1)	0.0
Intangible asset amortization	0.2	0.2	1.0	1.0
Stock based compensation	0.1	0.1	0.2	0.3
Total Non-GAAP Adjustments – Industrial Products	(2.8)	0.3	(1.9)	1.3

Technology Products - NA:
Reverse results of NATG included in GAAP continuing operations	0.0	(0.1)	0.8	0.6
Total Non-GAAP Adjustments: Technology Products NA	0.0	(0.1)	0.8	0.6

Corporate and Other:
CEO separation agreement costs	1.0	0.0	1.0	0.0
Stock based compensation	0.3	0.4	0.7	1.3
Reverse results of Germany included in GAAP continuing operations	(0.1)	0.2	0.0	0.5
Total Non-GAAP Adjustments: Corporate and Other	1.2	0.6	1.7	1.8

Industrial Products	16.6	14.7	80.7	70.9
Technology Products- NA	0.0	0.0	0.0	0.0
Corporate and Other	(4.3)	(2.7)	(18.4)	(21.5)
Non-GAAP operating income	$12.3	$12.0	$62.3	$49.4

Supplemental Continuing Operations Business Unit Summary Results - Unaudited (In millions)
Industrial Products Group
	Quarter Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
Sales	$217.7	$194.5	11.9%	$896.9	$791.8	13.3%
Average daily sales*	$3.5	$3.1	11.9%	$3.5	$3.1	13.3%
Gross profit	$73.0	$65.3	11.8%	$307.7	$273.2	12.6%
Gross margin	33.5%	33.6%		34.3%	34.5%
Operating income (Non-GAAP)**	$16.6	$14.7	12.9%	$80.7	$70.9	13.8%
Operating margin (Non-GAAP)	7.6%	7.6%		9.0%	9.0%
Corporate & Other
	Quarter Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
Operating expenses (Non-GAAP)**	$(4.3)	$(2.7)	(59.3)%	$(18.4)	$(21.5)	14.4%
Consolidated (1,2)
	Quarter Ended December 31,			Year Ended December 31,
	2018	2017	Change	2018	2017	Change
Sales	$217.7	$194.5	11.9%	$896.9	$791.8	13.3%
Gross profit	$73.0	$65.3	11.8%	$307.7	$273.2	12.6%
Gross margin	33.5%	33.6%		34.3%	34.5%
Operating income (Non-GAAP)**	$12.3	$12.0	2.5%	$62.3	$49.4	26.1%
Operating margin (Non-GAAP)	5.6%	6.2%		6.9%	6.2%

*	Percentages are calculated using sales data in hundreds of thousands. In Q4 2018 and 2017, IPG had 62 selling days and for the year ended 2018 and 2017, IPG had 253 selling days.

**
See Reconciliation of Segment and Consolidated GAAP Operating Income (Loss) from Continuing Operations to Segment and Consolidated Non-GAAP Operating Income (Loss) from Continuing Operations – Unaudited

1
On August 31, 2018, the Company closed on the sale of the France operations. Prior and current year results of these divested operations, along with the associated gain, have been classified as discontinued operations. On March 24, 2017, the Company closed on the sale of its European Technology Group businesses, other than its operations in France.  Prior and current year results of these divested businesses, along with the associated loss on the sale recorded in 2017, have been classified as discontinued operations.

2
Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on December 29, 2018 and December 30, 2017. The fourth quarters of both 2018 and 2017 included 13 weeks and the year ended 2018 and 2017 included 52 weeks.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Non-GAAP
Net Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP
Net income from continuing operations	$12.3	$32.6	$49.5	$65.5
Provision for income taxes from continuing operations	2.6	(21.8)	13.4	(20.0)
Income from continuing operations before income taxes	14.9	10.8	62.9	45.5
Interest and other (income) expense from continuing operations, net	(1.0)	0.4	(1.2)	0.2
Operating income from continuing operations	13.9	11.2	61.7	45.7

Non-GAAP adjustments:
Reverse results of NATG and Germany included in GAAP operating income from continuing operations	(0.1)	0.1	0.8	1.1
One time benefit from state audit settlements, net of impairment charge recorded on certain intangible assets	(3.1)	0.0	(3.1)	0.0
CEO separation agreement costs	1.0	0.0	1.0	0.0
Recurring adjustments	0.6	0.7	1.9	2.6
Adjusted operating income	12.3	12.0	62.3	49.4
Interest and other expense (income), net	(1.0)	0.4	(1.2)	0.2
Reverse results of NATG and Germany included in GAAP interest and other expense (income), net	0.0	(0.3)	0.0	(0.3)
Income before income taxes	13.3	11.9	63.5	49.5
Normalized provision for income taxes	3.5	4.2	16.5	17.3
Normalized effective tax rate (1)	26.0%	35.0%	26.0%	35.0%
Non-GAAP net income from continuing operations	$9.8	$7.7	$47.0	$32.2

GAAP net income per diluted share from continuing operations	$0.33	$0.86	$1.31	$1.74
Non-GAAP net income per diluted share from continuing operations	$0.26	$0.20	$1.24	$0.86

(1)	Effective tax rate of 26% used in the fourth quarter and year ended 2018 and 35% in the fourth quarter and year ended 2017.